                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

           Tender of Shares of Common Stock or Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      to

                              C Acquisition Corp.
                         a wholly owned subsidiary of

                         Wesco Holdings Midwest, Inc.
                  and an indirect wholly owned subsidiary of

                          Wesco Financial Corporation
                   (Not to Be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share, or Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

       By Mail:                  By Facsimile           By Hand or Overnight
                                Transmission:                 Courier:
    American Stock              (For Eligible
      Transfer &              Institutions Only)     American Stock Transfer &
    Trust Company                                          Trust Company
 40 Wall Street, 46th           (718) 234-5001          40 Wall Street, 46th
        Floor                                                  Floor
New York, New York 10005                              New York, New York 10005

                           Confirm by Telephone to:

                                (212) 936-5100
                                (718) 921-8200

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation, and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.





 Number of Shares: _________________       Name(s) of Record Holder(s):


 Certificate Nos. (if available):          _________________________________

                                           _________________________________
 ___________________________________                 Please Print

 ___________________________________
                                           Address(es):

 Check box if Shares will be               _________________________________
 tendered by book-entry
 transfer: [_]                             _________________________________
                                                                    Zip Code


 Account Number: ___________________       Area Code(s) and Telephone Num-
                                           ber(s):

 Dated: ______________________, 2000       _________________________________

                                           Signature(s):

                                           _________________________________

                                           _________________________________



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


                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Address: __________________________________________________________________

 ___________________________________________________________________________
                                                                     Zip Code

 Area Code and Tel. No.: ___________________________________________________

 Name: _____________________________________________________________________
                                  Please Print

 Title: ____________________________________________________________________

 Dated: ____________, 2000

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


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